Exhibit 5.1

SKADDEN , ARPS , SLATE , MEAGHER & FLOM LLP
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BEIJING
BRUSSELS
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October 2, 2023	MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
TOKYO
TORONTO

Coty Inc.

350 Fifth Avenue

New York, New York 10118

RE: Coty Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Coty Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of an aggregate 33,000,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Securities”), pursuant to the Underwriting Agreement, dated September 28, 2023 (the “Underwriting Agreement”), by and among the Company, Banco Santander, BNP PARIBAS, Citigroup and Crédit Agricole Corporate and Investment Bank, as Representatives of the several underwriters (the “Representatives”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-274683) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2023 under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated September 25, 2023 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the preliminary prospectus supplement, dated September 25, 2023 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) the prospectus supplement, dated September 28, 2023 (together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e) an executed copy of the Underwriting Agreement;

(f) an executed copy of a certificate of Christina Kiely, Assistant Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g) a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended and certified by the Secretary of State of the State of Delaware as of September 28, 2023, as in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(h) a copy of the Company’s Amended and Restated By-laws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(i) a copy of certain resolutions of the Board of Directors of the Company and the Pricing Committee thereof adopted on September 19, 2023 and September 28, 2023, respectively, related to the issuance of the Securities, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, “Organizational Documents” means those documents listed in paragraphs (h) and (i) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Securities have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Securities are delivered and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL or the Company’s Organizational Documents.

In addition, in rendering the foregoing opinion we have assumed that the issuance of the Securities does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement (or the Company’s Annual Report on Form 10-K for the year ended June 30, 2023)).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s current report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJZ